UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2005

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02       Unregistered Sales of Equity Securities

        On September 30, 2005, the Corporation sold an aggregate of 23,019 shares of its common stock for cash to various Michigan residents. These shares were issued in an intrastate offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 3(a)(11) thereof and Rule 147 promulgated by the Securities and Exchange Commission thereunder. The Corporation relied on this exemption due to the fact that it is a resident of and doing business within the State of Michigan and that no part of the issue was or is being offered or sold to persons that are not residents of Michigan within the time period specified in Rule 147.

        The shares were sold at a purchase price of $34.00 per share, resulting in aggregate gross proceeds to the Corporation of $782,646. No underwriting discounts or commissions were paid in connection with the sale of these shares.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2005	FENTURA FINANCIAL, INC. By: /s/ Donald L. Grill Donald L. Grill President and Chief Executive Officer